Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

SHIFT4 PAYMENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2020 Incentive Award Plan	Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	295,374(2)	$47.29(3)	$13,968,236.46	$92.70 per million dollars	$1,294.86
	Total Offering Amounts					$13,968,236.46		$1,294.86
	Total Fee Offsets							$—
	Net Fee Due							$1,294.86

(1)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrant’s 2020 Incentive Award Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)

Consists of 295,374 shares of the Registrant’s common stock, par value $0.0001 per share (the “Shares”) that may become issuable under the Plan pursuant to an automatic annual increase on the first day of the calendar year equal to 1.0% of the Shares outstanding (on an as-converted basis, taking into account any and all securities convertible into, or exercisable, exchangeable or redeemable for, Shares of common stock (including LLC Interests of Shift4 Payments, LLC)) on the last day of the immediately preceding fiscal year.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on February 25, 2022.